Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-144293) pertaining to the Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan,
2.	Registration Statement (Form S-8 No. 333-147212) pertaining to the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan,
3.	Registration Statement (Form S-8 No. 333-187189) pertaining to the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan,
4.	Registration Statement (Form S-8 No. 333-187190) pertaining to the Amended and Restated Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan,
5.	Registration Statement, as amended (Form S-3 No. 333-195604) of Alphatec Holdings, Inc.,
6.	Registration Statement (Form S-8 No. 333-196616) pertaining to the Alphatec Holdings, Inc. Amended 2007 Employee Stock Purchase Plan,
7.	Registration Statement (Form S-8 No. 333-196617) pertaining to the Amended and Restated Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan,
8.	Registration Statement (Form S-3 No. 333-200869) of Alphatec Holdings, Inc.,
9.	Registration Statement (Form S-8 No. 333-202504) pertaining to the Alphatec Holdings, Inc. Amended 2007 Employee Stock Purchase Plan,
10.	Registration Statement (Form S-8 No. 333-202505) pertaining to the Amended and Restated Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan,
11.	Registration Statement (Form S-8 No. 333-211182) pertaining to the Alphatec Holdings, Inc. Amended 2007 Employee Stock Purchase Plan,
12.	Registration Statement (Form S-8 No. 333-213981) pertaining to the Alphatec Holdings, Inc. 2016 Equity Incentive Plan and the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan,
13.	Registration Statement (Form S-8 No. 333-215036) pertaining to the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan,
14.

Registration Statement (Form S-8 No. 333-217055) pertaining to the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan and the Alphatec Holdings, Inc. Amended 2007 Employee Stock Purchase Plan,

15.	Registration Statement (Form S-3 No. 333-217444) of Alphatec Holdings, Inc.,
16.	Registration Statement (Form S-8 No. 333-217907) pertaining to the Alphatec Holdings, Inc. Amended 2007 Employee Stock Purchase Plan,
17.	Registration Statement (Form S-8 No. 333-221084) pertaining to the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan,
18.	Registration Statement (Form S-3 No. 333-221085) of Alphatec Holdings, Inc.,

19.	Registration Statement (Form S-3 No. 333-224304) of Alphatec Holdings, Inc.,
20.	Registration Statement (Form S-8 No. 333-225080) pertaining to the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan,
21.	Registration Statement (Form S-8 No. 333-232661) pertaining to the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan,
22.	Registration Statement (Form S-3 No. 333-222664) of Alphatec Holdings, Inc.,
23.	Registration Statement (Form S-3 No. 333-239546) of Alphatec Holdings, Inc.,
24.	Registration Statement (Form S-8 No. 333-239556) pertaining to the Alphatec Holdings, Inc. 2016 Equity Incentive Plan,
25.

Registration Statement (Form S-3 No. 333-241677) of Alphatec Holdings, Inc., of our report dated March 5, 2021, with respect to the financial statements of Alphatec Holdings, Inc. included in this Annual Report (Form 10-K) of Alphatec Holdings, Inc. for the year ended December 31, 2020.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 5, 2021